EXHIBIT 99.3

ORGANIC WASTE TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
 -------------------------------------------------------------------------------------------------------------------
                                                                                          Three months ended
                                                                                               March 31,
                                                                                  ----------------------------------
 (In thousands, except per share amounts)                                                1996             1995
 -------------------------------------------------------------------------------------------------------------------

 Gross revenue                                                                        $  4,574          $  3,352
 Outside services, at cost                                                                  --                 --
                                                                                   -----------       ------------

          Net revenue                                                                    4,574             3,352

 Costs and expenses:
      Direct expenses                                                                    3,385             2,366
      Indirect expenses                                                                  1,181               634
                                                                                       -------         ---------

          Income from operations                                                             8               352

 Interest income (expense), net                                                            (79)              (88)

 Equity in loss of affiliates                                                               (2)               (7)
                                                                                    -----------       -----------

 Income (loss) before provision (benefit) for income taxes                                 (73)              257

 Provision (benefit) for income taxes                                                      (39)               97
                                                                                    -----------        ---------

 Net income (loss)                                                                  $      (34)         $    160
                                                                                    ===========         ========




  See  accompanying  notes  to  pro  forma  consolidated   condensed   financial
  statements.





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